Exhibit 99.1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean Vice President, Investor Relations Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P.

ANNOUNCES FULL-YEAR AND FOURTH QUARTER 2008 RESULTS

RADNOR, PA (BusinessWire) February 11, 2009 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported financial results for the three months and year ended December 31, 2008.

For the three months ended December 31, 2008, distributable cash, a non-GAAP (generally accepted accounting principles) measure, was $14.8 million, as compared to $12.5 million in the prior year quarter. Adjusted net income, a non-GAAP measure which excludes the effects of the non-cash change in derivatives fair value and a charge for the impairment of goodwill that affect comparability to the prior year period, was $11.6 million, or $0.30 per limited partner unit, as compared to $13.7 million, or $0.35 per limited partner unit, in the prior year quarter. Net income was $9.6 million, or $0.24 per limited partner unit, as compared to $4.3 million, or $0.11 per limited partner unit, in the prior year quarter.

For the year ended December 31, 2008, distributable cash was $57.0 million, as compared to $45.3 million in 2007. Adjusted net income was $43.3 million, or $1.11 per limited partner unit, as compared to $46.5 million, or $1.19 per limited partner unit, in 2007. Net income was $52.7 million, or $1.35 per limited partner unit, as compared to $29.2 million, or $0.75 per limited partner unit, in 2007.

Reconciliations of distributable cash and adjusted net income to GAAP-based measures appear in the financial tables later in this release.

As previously announced, on February 18, 2009, we will pay to unitholders of record as of February 2, 2009 a quarterly cash distribution of $0.38 per unit, or an annualized rate of $1.52 per unit, covering the period of October 1 through December 31, 2008. On an annualized basis, this represents a 19 percent increase over the annualized distribution of $1.28 per unit for the same quarter of 2007 and is unchanged from the distribution paid for the third quarter of 2008.

We own the general partner, including the incentive distribution rights, and are the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and we report our financial results on a consolidated basis with the financial results of PVR. We currently have no separate operating activities apart from those conducted by PVR and derive our cash flow solely from cash distributions received from PVR.

Financial and operational updates, as well as full-year 2009 guidance for PVR and its coal and natural resource management and natural gas midstream segments, are discussed in more detail in PVR’s news release dated February 11, 2009 (please visit PVR’s website, www.pvresource.com, under “For Investors” for a copy of the release).

Guidance for 2009

See the Guidance Table included in PVR’s February 11, 2009 release for guidance estimates for full-year 2009.

Conference Call

A joint conference call and webcast, during which management will discuss full-year and fourth quarter 2008 financial and operational results for PVG and PVR, is scheduled for Thursday, February 12, 2009 at 1:00 p.m. ET. Prepared remarks by A. James Dearlove, Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-877-407-9205 five to ten minutes before the scheduled start of the conference call, or via webcast by logging on to our website at www.pvgpholdings.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephonic replay of the call will be available until February 26, 2009 at 11:59 p.m. ET by dialing 1-877-660-6853 and using the following replay pass codes: account #286, conference ID #309174. An on-demand replay of the conference call will be available at our website beginning shortly after the call.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership which owns the general partner interest, all of the incentive distribution rights and approximately 37 percent of the limited partner interests in PVR, a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

For more information about us, please visit our website at www.pvgpholdings.com. For more information about PVR, please visit its website at www.pvresource.com.

Certain statements contained herein and incorporated herein by reference to the PVR news release dated February 11, 2009 that are not descriptions of historical facts are “forward-looking” statements by PVR within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s news release dated February 11, 2009 and in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - unaudited

(in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Natural gas midstream	$118,875	$123,079	$720,002	$433,174
Coal royalties	33,923	20,685	122,834	94,140
Coal services	1,837	1,604	7,355	7,252
Other	8,350	5,529	31,389	14,879

Total revenues	162,985	150,897	881,580	549,445

Expenses
Cost of midstream gas purchased	98,752	92,293	612,530	343,293
Coal royalties expense	1,500	958	9,534	5,540
Other operating	6,624	3,771	23,143	15,424
Taxes other than income	1,241	924	4,258	3,040
General and administrative	6,919	6,707	28,976	25,393
Impairments	31,801	—	31,801	—
Depreciation, depletion and amortization	16,844	10,912	58,166	41,512

Total expenses	163,681	115,565	768,408	434,202

Operating income (loss)	(696)	35,332	113,172	115,243

Other income (expense)
Interest expense	(7,306)	(5,496)	(24,672)	(17,338)
Other	333	994	(2,739)	2,239
Derivatives	23,261	(24,641)	16,837	(45,568)

Income from operations before minority interest	15,592	6,189	102,598	54,576

Minority interest	(6,034)	(1,919)	(49,912)	(25,407)

Net income	$9,558	$4,270	$52,686	$29,169

Net income per limited partner unit, basic and diluted	$0.24	$0.11	$1.35	$0.75

Weighted average number of units outstanding, basic and diluted	39,075	39,075	39,075	39,071

Other data:
Coal and natural resource management segment:
Coal royalty tons (in thousands)	8,715	7,342	33,690	32,528
Average coal royalties ($ per ton)	$3.89	$2.82	$3.65	$2.89
Average net coal royalties ($ per ton) - (a)	$3.72	$2.69	$3.37	$2.72

Natural gas midstream segment:
System throughput volumes (MMcf)	29,768	17,047	98,683	67,810
Gross margin (in thousands)	$20,123	$30,786	$107,472	$89,881

(a) - Average net coal royalties per ton deducts coal royalties expense, which is incurred primarily in Central Appalachia.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	December 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$18,338	$30,503
Accounts receivable	73,267	78,888
Derivative assets	30,431	1,212
Other current assets	4,263	4,104

Total current assets	126,299	114,707
Net property, plant and equipment	895,119	731,282
Other long-term assets	206,256	96,262

Total assets	$1,227,674	$942,251

Liabilities and partners’ capital
Accounts payable and accrued liabilities	$71,481	$76,666
Current portion of long-term debt	—	12,561
Deferred income	4,842	2,958
Derivative liabilities	13,585	41,733

Total current liabilities	89,908	133,918
Derivative liabilities	6,915	1,315
Other long-term liabilities	24,228	26,406
Long-term debt of PVR	568,100	399,153
Minority interest in PVR	271,014	161,075
Partners’ capital	267,509	220,384

Total liabilities and partners’ capital	$1,227,674	$942,251

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$9,558	$4,270	$52,686	$29,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,844	10,912	58,166	41,512
Goodwill impairment loss	31,801	—	31,801	—
Derivative contracts:
Total derivative losses (gains)	(21,909)	25,804	(11,357)	50,163
Cash settlements of derivatives	(5,187)	(8,816)	(38,466)	(17,779)
Non-cash interest expense	1,150	184	2,693	678
Minority interests in PVR	6,034	1,919	49,912	25,407
Equity earnings, net of distributions	1,191	848	(224)	(285)
Other	289	(647)	(1,048)	(845)
Changes in operating assets and liabilities	4,300	6,798	(6,977)	(1,540)

Net cash provided by operating activities	44,071	41,272	137,186	126,480

Cash flows from investing activities
Acquisitions	(7,345)	(31,038)	(260,376)	(176,917)
Additions to property, plant and equipment	(16,750)	(18,468)	(71,652)	(48,123)
Other	(658)	661	998	858

Net cash used in investing activities	(24,753)	(48,845)	(331,030)	(224,182)

Cash flows from financing activities
Distributions to partners	(29,987)	(23,126)	(108,263)	(79,579)
Proceeds from (repayments of) PVR borrowings, net	10,000	47,500	156,000	193,500
Net proceeds from issuance of PVR partners’ capital	—	—	138,141	—
Other	—	(263)	(4,200)	597

Net cash provided by (used in) financing activities	(19,987)	24,111	181,678	114,518

Net increase (decrease) in cash and cash equivalents	(669)	16,538	(12,165)	16,816
Cash and cash equivalents - beginning of period	19,007	13,965	30,503	13,687

Cash and cash equivalents - end of period	$18,338	$30,503	$18,338	$30,503

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH - unaudited

(in thousands, except per unit data)

The following table presents the calculation and reconciliation of our distributable cash with respect to the three months and year ended December 31, 2008 and 2007:

	Three Months Ended December 31,		Year Ended December 31,
	2008 (a)	2007	2008 (a)	2007
Distributable cash:
Cash distributions received from PVR associated with:
2% general partner interest	$497	$414	$1,902	$1,600
General partner incentive distribution rights	6,035	4,017	22,066	13,358
PVR common units	9,206	8,618	36,238	33,298

Total cash received from PVR	15,738	13,049	60,206	48,256

Net expenses of PVG on a stand-alone basis (b)	(345)	(783)	(1,902)	(2,047)
Cash reserve for working capital	(545)	237	(1,256)	(883)

Distributable cash (c)	$14,848	$12,503	$57,048	$45,326

Cash distributions paid to partners of PVG
To Penn Virginia Corporation	$11,429	$10,267	$44,595	37,221
To public unitholders	3,419	2,236	12,453	8,105

Total cash distributions paid	$14,848	$12,503	$57,048	$45,326

Distribution per limited partner unit (paid in subsequent periods)	$0.38	$0.32	$1.46	$1.16

Weighted-average units outstanding, basic and diluted	39,075	39,075	39,075	39,071

(a)	-	The three months and years ended December 31, 2008 and 2007 columns represent cash distributions expected to be received from PVR and cash distributions expected to be paid to our unitholders subsequent to the end of each quarter.
(b)	-	Our estimated net expenses on a stand-alone basis, which represent general and administrative expenses, partially offset by interest income.
(c)	-	Distributable cash represents cash distributions received from PVR, minus our net expenses, minus cash reserve for working capital. Distributable cash is a significant liquidity metric which is an indicator of our ability to pay quarterly cash distributions to our limited partners. Distributable cash is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Reconciliation of GAAP “Net income” to Non-GAAP “Net income as adjusted”
Net income as reported	$9,558	$4,270	$52,686	$29,169
Adjustments for derivatives:
Derivative losses included in operating income	1,352	1,163	5,480	4,595
Derivative losses (gains) included in other income	(23,261)	24,641	(16,837)	45,568
Cash settlements of derivatives	(5,187)	(8,816)	(38,466)	(17,779)
Adjustments for impairments	31,801	—	31,801	—
Impact of adjustments on minority interest (d)	(2,652)	(7,602)	8,608	(15,076)

Net income (loss) as adjusted (e)	$11,611	$13,656	$43,272	$46,477

Net income (loss) as adjusted, per limited partner unit, basic and diluted	$0.30	$0.35	$1.11	$1.19

(d)	-	Minority interest for the three months ended December 31, 2008 and 2007 has been adjusted for the effect of incentive distribution rights and reflects the minority interest percentage of net income recognized for the years ended December 31, 2008 and 2007.
(e)	-	Net income as adjusted represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives and to exclude the effects of the goodwill impairment. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income as adjusted is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended December 31, 2008

Revenues
Natural gas midstream	$—	$118,875	$—	$118,875
Coal royalties	33,923	—	—	33,923
Coal services	1,837	—	—	1,837
Timber	1,615	—	—	1,615
Oil and gas royalties	1,259	—	—	1,259
Other	3,683	1,793	—	5,476

Total revenues	42,317	120,668	—	162,985

Expenses
Cost of midstream gas purchased	—	98,752	—	98,752
Coal royalties expense	1,500	—	—	1,500
Other operating	918	5,706	—	6,624
Taxes other than income	565	676	—	1,241
General and administrative	2,826	3,741	352	6,919
Goodwill impairment loss	—	31,801	—	31,801
Depreciation, depletion and amortization	8,072	8,772	—	16,844

Total expenses	13,881	149,448	352	163,681

Operating income (loss)	$28,436	$(28,780)	$(352)	$(696)

Additions to property, plant and equipment and acquisitions	$2,084	$22,011	$—	$24,095

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended December 31, 2007

Revenues
Natural gas midstream	$—	$123,079	$—	$123,079
Coal royalties	20,685	—	—	20,685
Coal services	1,604	—	—	1,604
Timber	1,181	—	—	1,181
Oil and gas royalties	1,017	—	—	1,017
Other	1,842	1,489	—	3,331

Total revenues	26,329	124,568	—	150,897

Expenses
Cost of midstream gas purchased	—	92,293	—	92,293
Coal royalties expense	958	—	—	958
Other operating	445	3,326	—	3,771
Taxes other than income	278	646	—	924
General and administrative	2,968	2,839	900	6,707
Depreciation, depletion and amortization	6,047	4,865	—	10,912

Total expenses	10,696	103,969	900	115,565

Operating income (loss)	$15,633	$20,599	$(900)	$35,332

Additions to property, plant and equipment and acquisitions	$31,045	$18,461	$—	$49,506

PENN VIRGINIA GP HOLDINGS, L.P.

YEAR-TO-DATE SEGMENT INFORMATION - unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Year Ended December 31, 2008

Revenues
Natural gas midstream	$—	$720,002	$—	$720,002
Coal royalties	122,834	—	—	122,834
Coal services	7,355	—	—	7,355
Timber	6,943	—	—	6,943
Oil and gas royalties	5,989	—	—	5,989
Other	10,206	8,251	—	18,457

Total revenues	153,327	728,253	—	881,580

Expenses
Cost of midstream gas purchased	—	612,530	—	612,530
Coal royalties expense	9,534	—	—	9,534
Other operating	2,406	20,737	—	23,143
Taxes other than income	1,680	2,578	—	4,258
General and administrative	12,606	14,300	2,070	28,976
Goodwill impairment loss	—	31,801	—	31,801
Depreciation, depletion and amortization	30,805	27,361	—	58,166

Total expenses	57,031	709,307	2,070	768,408

Operating income (loss)	$96,296	$18,946	$(2,070)	$113,172

Additions to property, plant and equipment and acquisitions	$27,270	$304,758	$—	$332,028

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Year Ended December 31, 2007

Revenues
Natural gas midstream	$—	$433,174	$—	$433,174
Coal royalties	94,140	—	—	94,140
Coal services	7,252	—	—	7,252
Timber	1,711	—	—	1,711
Oil and gas royalties	1,864	—	—	1,864
Other	6,672	4,632	—	11,304

Total revenues	111,639	437,806	—	549,445

Expenses
Cost of midstream gas purchased	—	343,293	—	343,293
Coal royalties expense	5,540	—	—	5,540
Other operating	2,531	12,893	—	15,424
Taxes other than income	1,110	1,926	4	3,040
General and administrative	10,957	11,958	2,478	25,393
Depreciation, depletion and amortization	22,690	18,822	—	41,512

Total expenses	42,828	388,892	2,482	434,202

Operating income (loss)	$68,811	$48,914	$(2,482)	$115,243

Additions to property, plant and equipment and acquisitions	$177,960	$47,080	$—	$225,040